exhibit 10.14

EMPLOYMENT AGREEMENT BETWEEN

ZANDER THERAPEUTICS, INC.

AND

Todd S. Caven

THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of August 21, 2017 is entered into between Zanderr Therapeutics, Inc., a Nevada corporation, (the "Company") and Todd S. Caven ("Employee").

WITNESSETH:

WHEREAS, Employee and the Company desire to enter into an agreement providing for the employment by the Company of Employee upon the terms provided herein.

REPRESENTATIONS AND WARRANTIES

A) Company hereby represents and warrants to Employee as follows;

(i) Corporate Existence of Company. Company:

(a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada and

(b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(ii) No Conflicts. None of the execution, delivery and performance of this Agreement by Company, or the consummation or the transactions contemplated hereby and thereby

(a) constitutes or will constitute a violation of the organizational documents of Company,

(b) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of Company, loan agreement, lease or other agreement or instrument to which Company is a party or by which Company or any of its properties may be bound,

(c) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or Governmental Authority directed to Company or any of its properties in a proceeding to which its property is or was a party.

(B) Employee hereby represents and warrant to Company as follows:

(i) No Conflicts. None of the execution, delivery and performance of this Agreement by Employee, or the consummation of the transactions contemplated hereby and thereby

(a) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of Trust, loan agreement, lease or other agreement or instrument to which Employee is a party or by which Employee or any of its properties may be bound,

(b) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or Governmental Authority directed to Employee or any of their properties in a proceeding to which its property is or was a party.

AGREEMENT:

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NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Employment. During the Employment Period (as defined in Section 2), the Company hereby employs Employee and Employee hereby accepts employment.

2. Term. The Term of this Agreement shall commence on August 15, 2017 and shall expire on August 14, 2019 unless sooner terminated in accordance with the provisions of Section 6 hereof; provided, however, that the term of this Agreement may be extended by mutual agreement. The period from the commencement of the term of this Agreement to the date of its expiration or sooner termination shall be considered to be the “Employment Period" hereunder. AT THE END OF THE EMPLOYMENT PERIOD, THIS AGREEMENT MAY BE EXTENDED FOR AN ADDITIONAL YEAR BY WRITTEN MUTUAL CONSENT OF THE PARTIES HERETO.

3. Duties. Employee shall be granted the title of President and Chief Scientific Officer of the Company subject to the authority of the Company's Chief Executive Officer (the “CEO”). Employee shall perform such duties commensurate with his office and as directed the CEO such duties to include, but not be limited to:

See Schedule 1.

During the Employment Period, Employee shall perform his duties hereunder in a diligent manner, subject to the provisions of Schedule 1 of this Agreement; devoting such amount of his business time, attention and efforts to the affairs of the Company within the scope of his employment as is necessary for the proper rendition of such service and shall use his best efforts to promote the best interests of the Company. Employee's services shall be rendered when and as required by the Board and in accordance with his instructions, direction and control.

It is agreed that Employee will only devote such time as to effectively conduct duties and responsibilities associated with this position pursuant to this Agreement.

4. Compensation Salary. During the Employment Period, Company shall pay Employee salary at the rate of:

(i)	During that period commencing August 15, 2017 and ending on the sooner of (a) the expiration of the Employment Period or (b) the last day of any month during the Employment period in which the Company shall have sold equity or debt securities generating net cash proceeds to the Company of Two Million Dollars ($2,000,000) or more (“Capital Raise”) Employee shall receive from the Company 10,000 shares of the Company's Series M Preferred stock per month as compensation for Employee’s services pursuant to this Agreement .
(ii)	During the period commencing the first day subsequent to the end of that month in which the successful completion by the Company of the Capital Raise shall have occurred and ending upon the expiration of the Employment Period, Company shall pay Employee salary at the rate of $16,667 per month prorated for any partial employment month ("Salary"). Salary shall be paid on a monthly basis (“Payday”). In the event that Payday falls on a Saturday, Sunday or holiday, Salary shall be paid on the next business day. Salary may be paid, at the Company’s sole discretion, either in:

(a)         cash, or

(b)         10,000 shares of the Company’s Series M Preferred stock (“Stock Payment”)

(c)       Registered shares of the Company's common stock

Employee acknowledges that any Stock Payments issued pursuant to this Agreement that are not registered pursuant to the Securities Act of 1933 shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, and shall contain the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN

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EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

The Company may register any Stock Payment pursuant to the Securities Act of 1933, but is not obligated to do so pursuant to this Agreement.

5. Benefits.

a. During the Employment Period, Employee shall be entitled to participation in any profit sharing plan, retirement plan, group life insurance plan or other insurance plan, medical expense plan, medical and dental insurance and other benefit arrangements maintained by the Company for its employees generally and, if applicable, their family members. In addition, Employee shall be entitled to 15 days paid vacation (“Vacation”) subject to having given fourteen days prior notice to the Company of Employee’s intent to Vacation.

b.        Stock Compensation.  Employee acknowledges he has received 500,000 Series M Preferred shares that are fully vested and considered compensation in full for service prior to the execution of this agreement .Employee acknowledges that any Series M Shares  issued prior to or pursuant to this Agreement will not be  registered pursuant to the Securities Act of 1933 , shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933 and shall contain the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

d.       Milestone Shares. Employee shall receive another an aggregate of 10,000,000 newly issued Series M Preferred shares of the Company upon achievement of milestones (“Milestone Shares”).  The shares shall be subject to a vesting schedule (See Schedule 2)

6. Termination.

a. Employee's employment hereunder shall terminate upon the earlier of:

(i) the expiration of the Employment Period,

(ii) the death of Employee,

(iii) the expiration of a continuous period of thirty (30) calendar days during which Employee is unable to perform his material duties due to physical or mental incapacity,

(iv) termination by the Company due to “just cause,”

(v) termination by Employee due to a material breach of this Agreement by the Company. The exercise of the right of the Company or Employee to terminate this Agreement pursuant to clauses

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(iv) or (v) hereof, as the case may be, shall not abrogate the rights and remedies of the terminating party in respect of the breach giving rise to such termination.

b. "Just cause" hereunder shall be defined and limited to mean:

(i) Employee's failure or refusal, as determined by the CEO in his sole discretion, to perform specific directives of the CEO which are consistent with the scope and nature of Employee's duties and responsibilities as set forth herein (including the duties described in Section 3), which failure or refusal continues after notice thereof and a reasonable time to cure; such reasonable time to be determined by the CEO.

(ii) Employee's conviction for a felony or any crime involving moral turpitude, fraud, or misrepresentation, or the presentation of proof satisfactory to the CEO in the exercise of his reasonable judgment of Employee's misappropriation or embezzlement of funds or assets from the Company;

(iii) any intentional act having the purpose and effect of injuring the reputation, business or business relationships of the Company in any material respect; and

(iv) any breach by Employee of any material provision of this Agreement, including, without limitation, the restrictive covenants contained in Section 7 hereof.

c. In the event of any dispute regarding the existence of Employee's incapacity hereunder, the matter wil1 be resolved by the determination of a physician qualified to practice medicine in California selected by the CEO. For this purpose, Employee will submit to appropriate medical examinations.

d. If Employee's employment hereunder is terminated pursuant to Section 6, the Company shall have no further obligations or liabilities hereunder.

7. Restrictive Covenant.

a. Non-disclosure. Employee has, and during the Employment Period will have, access to confidential information and trade secrets of the Company and its subsidiaries (the "Confidential Information") that may include, among other things:

(i) Financial information

(ii) Supply and services information

(iii) Marketing information

(iv) Personnel information

(v) Customer information

(vi) Product information

(vii) The Company’s procedures, systems, policies and processes of operation.

Employee shall at all times during his employment by the Company and thereafter hold in strictest confidence any and all Confidential Information that may have come or may come into Employee's possession or within Employee's knowledge. Employee agrees that neither he nor any person or entity, directly or indirectly, controlled by or under common control with the Employee (an "Affiliate")will for any reason, except in the course of performing his duties hereunder, for himself or any other person, use or disclose to anyone, exclusive of Company employees, agents, representatives, or independent consultants to

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the Company or any of its subsidiaries or Affiliates of the Company, any Confidential Information; provided, however, that Employee may disclose Confidential Information which (i) has become generally available to the public other than as a result of a breach of this Agreement by Employee or (ii) Employee is compelled to disclose pursuant to subpoena or an order by a court competent jurisdiction; provided that, if Employee is so required to disclose any Confidential Information pursuant to the foregoing clause (ii), Employee shall provide advance written notice to the Company, to the extent possible, to allow the Company to seek an appropriate protective order therefore (iii) Potential advisors, employees, or investors of the Company where there is a reasonable expectation of confidentiality. All Confidential Information shall remain the Company's property and shall be returned (or, at the Company's option, destroyed) upon the Company's written request.

b. Non-Solicitation of Employees. Employee agrees that from the date hereof and continuing for a period of three years following the termination of this Agreement for whatever reason (the "Non-Compete Period"), neither Employee nor any Affiliate of Employee will solicit or hire for employment any officer, director or employee of the Company who was employed by the Company at any time within twelve months prior to the act of solicitation.

c. Non-Competition. Employee agrees that, other than with the approval of the CEO, which approval shall not be unreasonably withheld, during the Employment Period, neither Employee nor any Affiliate of Employee will, directly or indirectly, become a shareholder, director, officer, agent, partner or employee of, or otherwise hold any ownership interest in, any person, firm or entity engaged in any Competitive Business (as defined below), engage as a sole proprietor in any Competitive Business, act as a consultant to or assist any of the foregoing or otherwise engage or participate in any Competitive Business; provided, however, that the foregoing shall not prohibit the ownership by Employee of less than ten percent (10%) of the outstanding shares of the stock of any corporation engaged in any Competitive Business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. For the purpose hereof, "Competitive Business" means the ownership, operation, development, marketing of the services related to, or management of cellular therapeutics within the United States.

d. Consideration, Relief, Reformation; Severability. The Company has specifically bargained for the covenants set forth in this Section 6 in consideration for the compensation, experience, and information that Employee will gain or receive in connection with his employment by the Company. Employee agrees that the covenants set forth herein will not preclude Employee from engaging in any lawful profession, trade or business or from being gainfully employed necessary to provide Employee, his family members and dependents a standard of living to which he and they have been accustomed and may expect. Employee acknowledges and agrees that the restrictive covenants in this Section 6 have been specifically negotiated, are reasonable in all respects, including, without limitation, their geographic scope and duration, and may be enforced by specific performance or otherwise. Employee shall not raise any issue of reasonableness as a defense in any proceeding to enforce any of such covenants. Notwithstanding the foregoing, in the event that a covenant included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified or limited in its geographic scope, duration or otherwise to the extent necessary to make it reasonable while preserving its restrictive nature to the maximum degree possible and shall be enforced accordingly; provided however, that if, notwithstanding the foregoing, a court of competent jurisdiction shall hold any of the covenants contained in Sections 7 (a), (b) or (c) to be unenforceable (as so modified), then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

8. Developments.

Employee hereby assigns to the Company his entire right, title and interest in all know how, discoveries and improvements, customer lists, trade secrets and ideas, writings and copyrightable material, which may be conceived by Employee or developed or acquired by him during the term of this Agreement, which may pertain directly to the Company's business and were developed with Company resources. Employee agrees to promptly and

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fully disclose in writing all such developments. Employee will, upon the Company's request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to entitle the Company to all rights in the foregoing and enable the Company to file and prosecute applications for, and to acquire, maintain and enforce all letters, trademark registrations or copyrights with respect to the foregoing in all countries.

9. Remedies.

Employee acknowledges that any material breach of this Agreement will cause irreparable harm to the Company, that such harm will be difficult if not impossible to ascertain, and that the Company shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude the Company from any other remedy.

10. Legal Counsel.

Employee acknowledges that Employee has carefully read this Agreement and understands all of the terms hereof and that Employee has been given the opportunity to discuss this Agreement with Employee's private legal counsel and has availed himself of that opportunity to the extent Employee wishes to do so.

11. Notices.

All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been received five business days after having been deposited in the United States Mail and enclosed in a registered or certified post-paid envelope; one day after having been sent by overnight courier on a business day or otherwise at the open of business on the next succeeding business day; when personally delivered or sent by facsimile communications equipment of the sending party on a business day or otherwise at the open of business on the next succeeding business day; and, in each case, addressed to the respective parties at the addresses stated below or to such other changed addresses that the parties may have fixed by notice in accordance herewith.

If to the Company:

Zander Therapeutics, Inc.

4700 Sprint Street, Suite 304

La Mesa, CA 91942

Attn: David Koos, CEO

If to Employee:

Todd S Caven

toddcaven@saguarocapitalpartners.com

12. Waiver of Breach.

A waiver by the Company or Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

13. Entire Agreement.

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This instrument contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreements of the parties with respect to the subject matter hereof. It may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

 14. Applicable Law.

 The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State or California. Any action to enforce this Agreement shall be brought in the state courts located in San Diego County, State of California.

IN WHITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

By:/s/David Koos

________________________

David R. Koos

Chief Executive Officer

By: /s/Todd S. Caven

_________________________

Todd S. Caven

Schedule 1.

 Employer: Zander Therapeutics, Inc.

Location: Company Headquarters and any remote offices Description:

Job Description - Chief Financial Officer

Job Summary

The CFO, reporting directly to the CEO, will develop a robust strategic plan and vision for the advancement of Zander's research into commercial products. The CFOt leads the growth of Zander's technology, whether from in-house research or through corporate or academic partnerships, business development, and commercialization initiatives to support Zander's vision.

He/she leads the development of the commercial innovation capability at Zander to execute a quantifiable business development strategy to catalyze the development of new products and services. Zander expects to become a regional leader in moving innovation and research into the commercial marketplace and will look to the incumbent to play a leading role in realizing

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that goal. The President ensures that the research programs of Zander align with that of its vision and plays an important role in external relations.

Key Accountabilities

•	The Chief Financial Officer, in concert with the CEO, will develop a robust strategic plan and vision for the advancement of Zander's research into commercial markets. The Chief Financial Officer leads the growth of Zander's business development, financing and commercialization initiatives to support Zander's vision.

•	The Chief Financial Officer will devise an implementation plan that articulates how Zander will achieve its strategic plan. This will likely include milestones, a catalyst calendar and a plan for financing business operations.
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•	In conjunction with the CEO, the Chief Financial Officer will identify strategies to raise capital to fund the enterprise. A use of funds document will be created and converted to a 1 and 2 year budget.

•	CFO leads the development of the commercial innovation capability at Zander to execute a quantifiable business development strategy to catalyze the development of new products and services. Zander expects to become a regional leader in moving innovation and research to the commercial marketplace and will look to the incumbent to play a leading role in realizing that goal.

•	The CFO is responsible for developing and managing external business relationships with key financial industry partners (including investment banks, funds, private equity groups and institutional investors), leading commercialization partnerships and new ventures with industry.
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Schedule 2.

Vesting Schedule for Milestone shares

3.	Milestone Shares will be issued upon occurrence of any of the following events having occurred during the employment by the Company of the Employee. Milestone shares will vest immediately and are not subject to Transfer Restrictions.

a) Two Million Milestone Shares will be issued upon the Chief Financial Officer raising$ 500,000 to finance the Company's operations.

b) Two Million Milestone Shares will be issued upon the Chief Financial Officer raising a subsequent $500,000 to finance the Company's operations.

c) Two Million Milestone Shares will be issued upon the Chief Financial Officer raising a subsequent $500,000 to finance the Company's operations.

d) Two Million Milestone Shares will be issued upon the Chief Financial Officer raising a subsequent $500,000 to finance the Company's operations.

e) Two Million Milestone Shares will be issued upon the Chief Financial Officer raising a subsequent $500,000 to finance the Company's operations.

To fully vest in the total 10 million milestone shares, the Chief Financial Officer will have to raise $2 million for Zander Therapeutics in the tranches listed above in a) to e).